Exhibit 10.1

AMENDMENT NO. 1 AND REFINANCING TERM LOAN AMENDMENT NO. 2 dated as of March 21, 2013 (this “Agreement”), to the Credit Agreement dated as of November 20, 2007, as amended and restated as of March 20, 2012 (as further amended, supplemented or modified through the date hereof, the “Credit Agreement”), among DJO FINANCE LLC, a Delaware limited liability company (the “Company”), DJO HOLDINGS LLC, a Delaware limited liability company (“Holdings”), CREDIT SUISSE AG, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, and each lender party thereto (collectively, the “Lenders”).

WHEREAS, the Company has requested that (a) the Credit Agreement be amended to, among other things, (i) modify certain of the terms of the existing Tranche B-3 Term Loans, (ii) modify certain of the terms of the Revolving Credit Commitments and the Revolving Credit Loans of each Revolving Credit Lender that so approves this Agreement, (iii) provide for certain changes to the financial covenant set forth in Section 7.11 thereof, (iv) provide that the Borrower’s acquisition of Exos Corporation shall be deemed to have been effected as a “Permitted Acquisition” under the Credit Agreement and (v) provide that the dollar basket set forth in the definition of “Incremental Amount” be reset as of the First Amendment Effective Date (as defined below), and that the Second Lien Notes and Incremental Terms Loans incurred thereunder following the Restatement Effective Date and prior to the First Amendment Date be permitted in accordance with certain other clauses under Section 7.01 and Section 7.02 of the Credit Agreement, in each case as further set forth herein and (b) the persons set forth on Schedule I hereto (the “Additional Tranche B-3 Term Lenders”) make Refinancing Term Loans to the Company on the First Amendment Effective Date in the aggregate principal amount of $421,416,985.85 (the “Additional Tranche B-3 Term Loans”; the commitments to make such term loans, the “Additional Tranche B-3 Term Commitments”), the Net Cash Proceeds of which shall be used to repay in full the Tranche B-3 Term Loans (the “Non-Repriced Tranche B-3 Term Loans”) of each Tranche B-3 Term Lender that does not execute and deliver a signature page to this Agreement designating itself a “Repricing Tranche B-3 Term Lender” (each such non-designating Tranche B-3 Term Lender, a “Non-Repricing Tranche B-3 Term Lender”; such designating Tranche B-3 Term Lenders, each a “Repricing Tranche B-3 Term Lender” and the Tranche B-3 Term Loans of each Repricing Tranche B-3 Term Lender, the “Repriced Tranche B-3 Term Loans”) and all outstanding Tranche B-2 Term Loans and to pay related fees and expenses incurred in connection with the transactions contemplated hereby;

WHEREAS, upon the First Amendment Effective Date, certain of the terms of the Tranche B-3 Term Loans will be modified as set forth herein and the Tranche B-3 Term Loans will be redesignated as Tranche B Term Loans;

WHEREAS, upon the First Amendment Effective Date, certain of the terms applicable to the Revolving Credit Loans of each Revolving Credit Lender that approves this Agreement by executing and delivering a signature page to this Agreement designating itself as an “Repricing Revolving Credit Lender” (each, a “Repricing Revolving Credit Lender”; the Revolving Credit Loans of each such Repricing Revolving Credit Lender, the “Repriced Revolving Credit Loans” and the Revolving Credit Commitments of each such Repricing Revolving Credit Lender, the “Repriced Revolving Credit Commitments”; each Revolving Credit Lender that does not so approve this Agreement, a “Non-Repricing Revolving Credit Lender”) will be amended as further set forth herein;

WHEREAS, upon the First Amendment Effective Date, each Person that executes and delivers a signature page to this Agreement designating itself as a “Refinancing Term Lender” shall have the Refinancing Term Commitment set forth opposite its name on Schedule I hereto;

WHEREAS, the Refinancing Term Lenders are willing to make the Additional Tranche B-3 Term Loans to the Company on the First Amendment Effective Date and each of the Required Lenders, the Repricing Tranche B-3 Term Lenders and Repricing Revolving Credit Lenders are willing to agree to the amendments to the Credit Agreement provided for herein, in each case on the terms and subject to the conditions set forth herein and in the Credit Agreement; and

WHEREAS, Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA, UBS Securities LLC, Wells Fargo & Company, Macquarie Capital (USA) Inc. and RBC Capital Markets will act as joint lead arrangers and joint bookrunners for this Agreement and the Additional Tranche B-3 Term Loans.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The provisions of Section 1.02 of the Credit Agreement are hereby incorporated reference herein, mutatis mutandis.

SECTION 2. Loans of Repricing Tranche B-3 Term Lenders. (a) Subject to and on the terms and conditions set forth herein and in the Credit Agreement, effective upon the First Amendment Effective Date, each existing Tranche B-3 Term Lender that is a Repricing Tranche B-3 Term Lender shall continue to constitute a “Tranche B-3 Term Lender”, a “Term Lender” and a “Lender” under the Credit Agreement and its existing Tranche B-3 Term Loans shall continue to constitute “Tranche B-3 Term Loans”, “Term Loans” and “Loans” thereunder with only such changes in terms applicable thereto as are contemplated by this Agreement.

(b) For the avoidance of doubt, by execution of this Agreement, each Repricing Tranche B-3 Term Lender hereby waives any rights, title or claim it might otherwise have, pursuant to Section 2.13 of the Credit Agreement or otherwise, in or with respect to any payments of principal, interest or other amounts made by the Borrower in connection with the repayment of the Non-Repriced Tranche B-3 Term Loans and the Tranche B-2 Term Loans on the First Amendment Effective Date pursuant to this Agreement.

SECTION 3. Loans and Commitments of Repricing Revolving Credit Lenders. Subject to the terms and conditions set forth herein and in the Credit Agreement, effective as of the First Amendment Effective Date (a) each Revolving Credit Lender that is a Repricing Revolving Credit Lender shall be a Class A-2 Revolving Credit Lender under the Credit Agreement, and its Revolving Credit Commitment and Revolving Credit Loans shall be a Class A-2 Revolving Credit Commitment and Class A-2 Revolving Credit Loans thereunder, respectively, and (b)

each Non-Repricing Revolving Credit Lender shall be a Class A-1 Revolving Credit Lender under the Credit Agreement, and its Revolving Credit Commitment and Revolving Credit Loans shall be a Class A-1 Revolving Credit Commitment and Class A-1 Revolving Credit Loans thereunder, respectively. For the avoidance of doubt, all Revolving Credit Loans and Letters of Credit outstanding as of the First Amendment Effective Date shall remain outstanding, with only the Applicable Rate with respect to the Revolving Credit Loans and Letter of Credit fees of the Class A-2 Revolving Credit Lenders being modified as set forth herein.

SECTION 4. Additional Tranche B-3 Term Loans. (a) Subject to the terms and conditions set forth herein and in the Credit Agreement, each Additional Tranche B-3 Term Lender agrees, severally and not jointly, to make Additional Tranche B-3 Term Loans to the Company on the First Amendment Effective Date in the amount set forth opposite such Additional Tranche B-3 Term Lender’s name on Schedule I hereto.

(b) Pursuant to Section 2.15(b) of the Credit Agreement, the Additional Tranche B-3 Term Loans have been designated as an increase in Tranche B-3 Term Loans. Unless the context shall otherwise require, each Additional Tranche B-3 Term Lender shall constitute a Refinancing Term Lender, a Tranche B-3 Term Lender, a Term Lender and a Lender under the Credit Agreement (as amended hereby), and its Additional Tranche B-3 Term Loans shall constitute Refinancing Term Loans, Tranche B-3 Term Loans and Term Loans, in each case for all purposes of the Credit Agreement (as amended hereby) and the other Loan Documents.

(c) Unless previously terminated, the Additional Tranche B-3 Term Commitments shall terminate upon the making of the Refinancing Term Loans on the First Amendment Effective Date.

(d) The proceeds of the Additional Tranche B-3 Term Loans shall be used by the Company solely to repay in full all outstanding Non-Repriced Tranche B-3 Term Loans and all outstanding Tranche B-2 Term Loans, together with all amounts required to be paid by it in connection therewith, and to pay fees and expenses incurred in connection with the transactions contemplated by this Agreement.

SECTION 5. Amendments to the Credit Agreement. (a) The second paragraph in the recitals to the Credit Agreement is hereby deleted and replaced with the following:

“The Company, Holdings, the several Lenders from time to time party thereto, the Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer previously entered into the Amendment Agreement dated as of March 20, 2012, pursuant to which (i) the Credit Agreement was amended and restated, (ii) the Tranche B-3 Term Lenders extended credit to the Company in the form of Tranche B-3 Term Loans on the Restatement Effective Date in an initial aggregate principal amount of $350,000,000, the net proceeds of which were used make a prepayment of certain Tranche B-1 Term Loans and certain Tranche B-2 Term Loans, (iii) the Original Term Loans of consenting Lenders outstanding as of the Restatement Effective Date were converted into Tranche B-2 Term Loans, and (iv) the Original Revolving Facility was terminated in full and replaced by the Revolving Credit Facility.

The Company, Holdings, the several Lenders from time to time party thereto and the Administrative Agent previously entered into the First Refinancing Term Loan Amendment dated as of March 30, 2012, pursuant to which certain Refinancing Term Lenders extended credit to the Company in the form of additional Tranche B-3 Term Loans on the First Refinancing Term Loan Effective Date in an aggregate principal amount of $105,000,000, the net proceeds of which were used by the Company to repay in full the remaining outstanding Tranche B-1 Term Loans.

The Company, Holdings, the several Lenders from time to time party thereto and the Administrative Agent have entered into the First Amendment, pursuant to which (i) certain Refinancing Term Lenders have extended credit to the Company in the form of additional Tranche B-3 Term Loans on the First Amendment Effective Date in an aggregate principal amount of $421,416,985.85, the net proceeds of which will be used by the Company to repay in full all outstanding Tranche B-2 Term Loans and all outstanding Tranche B-3 Term Loans of existing Tranche B-3 Term Lenders that do not consent to the First Amendment and (ii) all Tranche B-3 Term Loans will be redesignated as Tranche B Term Loans.”

(b) Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in proper alphabetical order therein:

“Class A-1 Revolving Credit Commitment” means, as to each Class A-1 Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Company pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth, and opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement including, if applicable, pursuant to Section 2.14. There are no Class A-1 Revolving Credit Commitments outstanding as of the First Amendment Effective Date.

“Class A-1 Revolving Credit Lender” means, at any time, any Lender that has a Class A-1 Revolving Credit Commitment at such time.

“Class A-1 Revolving Credit Loan” means a Revolving Credit Loan made by a Class A-1 Revolving Credit Lender pursuant to its Class A-1 Revolving Credit Commitment.

“Class A-2 Revolving Credit Commitment” means, as to each Class A-2 Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Company pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth, and opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such

Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement including, if applicable, pursuant to Section 2.14. The aggregate Class A-2 Revolving Credit Commitment of all Class A-2 Revolving Credit Lenders as of the First Amendment Effective Date is $100,000,000.

“Class A-2 Revolving Credit Lender” means, at any time, any Lender that has a Class A-2 Revolving Credit Commitment at such time.

“Class A-2 Revolving Credit Loan” means a Revolving Credit Loan made by a Class A-2 Revolving Credit Lender pursuant to its Class A-2 Revolving Credit Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof). If a Swap Obligation arises under a master agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such guarantee or security interest is or becomes illegal.

“First Amendment” means the Amendment No. 1 and Refinancing Term Loan Amendment No. 2 dated as of March 21, 2013, among the Company, Holdings, each other Loan Party, the Administrative Agent, the Additional Tranche B-3 Term Lenders party thereto and the Lenders party thereto.

“First Amendment Effective Date” has the meaning assigned to the term “First Amendment Effective Date” in the First Amendment.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Tranche B Term Lender” means, at any time, any Lender that has a Term Commitment with respect to or that has an outstanding Tranche B Term Loan.

“Tranche B Term Loans” means the Tranche B-3 Term Loans outstanding on the First Amendment Effective Date that were redesignated as Tranche B Term Loans pursuant to the First Amendment. The aggregate amount of the Tranche B Term Loans on the First Amendment Effective Date was $862,020,501.72.

(c) The definition of the term “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by amending and restating the first paragraph thereof as follows:

““Applicable Rate” means a percentage per annum equal to (a) with respect to any Class A-1 Revolving Credit Loan, commitment fees or Letter of Credit fees, the following percentages per annum (or, in the case of any Letter of Credit fee, the following percentages per annum less the fronting fee payable in respect of the applicable Letter of Credit), based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b); provided that, upon the satisfaction of the Specified Ratings Condition (as evidenced by a certificate of a Responsible Officer of the Company delivered to the Administrative Agent) and for so long as the Specified Ratings Condition shall remain satisfied, Pricing Level 2, as set forth in the following table, shall apply at any time when Pricing Level 1, as set forth in the following table, would otherwise apply based upon the Total Leverage Ratio as of such date:

Applicable Rate
Pricing Level	Total Leverage Ratio	Eurodollar Rate for Class A-1 Revolving Credit Loans and Letter of Credit Fees	Base Rate for Class A-1 Revolving Credit Loans	Commitment Fee Rate
1	≥ 5.0:1.0	4.75%	3.75%	0.50%
2	< 5.0:1.0 but ≥ 4.0:1.0	4.50%	3.50%	0.375%
3	< 4.0:1.0	4.25%	3.25%	0.375%

(b) with respect to any Class A-2 Revolving Credit Loan, commitment fees or Letter of Credit fees, the following percentages per annum (or, in the case of any Letter of Credit fee, the following percentages per annum less the fronting fee payable in respect of the applicable Letter of Credit), based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b); provided that, upon the satisfaction of the Specified Ratings Condition (as evidenced by a certificate of a Responsible Officer of the Company delivered to the Administrative Agent) and for so long as the Specified Ratings Condition shall remain satisfied, Pricing Level 2, as set forth in the following table, shall apply at any time when Pricing Level 1, as set forth in the following table, would otherwise apply based upon the Total Leverage Ratio as of such date:

Applicable Rate
Pricing Level	Total Leverage Ratio	Eurodollar Rate for Class A-2 Revolving Credit Loans and Letter of Credit Fees	Base Rate for Class A-2 Revolving Credit Loans	Commitment Fee Rate
1	≥ 5.0:1.0	3.75%	2.75%	0.50%
2	< 5.0:1.0 but ≥ 4.0:1.0	3.50%	2.50%	0.375%
3	< 4.0:1.0	3.25%	2.25%	0.375%

and (c) with respect to any Tranche B-3 Term Loan, (i) for Base Rate Loans, 2.75% and (ii) for Eurodollar Rate Loans, 3.75%.”

(d) The definition of the term “Class” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Class” (a) when used with respect to Lenders, refers to whether such Lenders are Revolving Credit Lenders or Tranche B-3 Term Lenders, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments or Term Commitments to make Term Loans of a Class described in clause (a) above, and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans or Tranche B-3 Term Loans. For the avoidance of doubt, the Class A-1 Revolving Credit Lenders and the Class A-2 Revolving Credit Lenders, the Class A-1 Revolving Credit Commitments and the Class A-2 Revolving Credit Commitments and the Class A-1 Revolving Credit Loans and the Class A-2 Revolving Credit Loans shall constitute a single Class of Lenders, Commitments and Loans, respectively, hereunder.”

(e) The definition of the term “Default Rate” in Section 1.01 of the Credit Agreement is hereby amended by adding the words “made by (i) Class A-1 Revolving Credit Lenders, with respect to amounts owed to the Class A-1 Revolving Credit Lenders, (ii) Class A-2 Revolving Credit Lenders, with respect to amounts owed to the Class A-2 Revolving Credit Lenders and (iii) the Tranche B-3 Term Lenders, with respect to amounts owed to the Tranche B-3 Term Lenders” after the words “Base Rate Loans” in clause (b) thereof.

(f) The definition of the term “Eurodollar Rate” in Section 1.01 of the Credit Agreement is hereby amended by replacing “1.25%” in the proviso thereto with “1.00%”.

(g) The definition of the term “Facility” in Section 1.01 of the Credit Agreement is hereby amended by deleting the words “the Tranche B-1 Term Loans, the Tranche B-2 Term Loans,” therefrom.

(h) The definition of the term “Incremental Amount” in Section 1.01 of the Credit Agreement is hereby amended by inserting the words “after the First Amendment Effective Date and” immediately prior to the words “prior to such time” in clause (a)(i) and clause (a)(ii) thereof.

(i) The definition of the term “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Maturity Date” means (a) with respect to the Revolving Credit Facility, March 15, 2017 and (b) with respect to the Tranche B-3 Term Loans, September 15, 2017.”

(j) The definition of the term “Obligations” in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof: “Obligations shall in no event include any Excluded Swap Obligations.”

(k) The definition of the term “Permitted Additional Debt” in Section 1.01 of the Credit Agreement is hereby amended by deleting the words “(i) in the case of any such Indebtedness other than Tranche B-1 Refinancing Debt,” and deleting the words “and (ii) in the case of Tranche B-1 Refinancing Debt, no Event of Default has occurred and is continuing”, in each case, from clause (h) thereof.

(l) The definition of the term “Pro Rata Share” in Section 1.01 of the Credit Agreement is hereby amended by adding the following new sentence at the end thereof:

“For the avoidance of doubt, the Pro Rata Share of any Revolving Credit Lender shall be determined as set forth above by reference to the percentage of all Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment, without regard to whether such Commitment or any other Revolving Credit Commitment is a Class A-1 Revolving Credit Commitment or a Class A-2 Revolving Credit Commitment.”

(m) The definition of the term “Revolving Credit Commitment” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Revolving Credit Commitment” means the Class A-1 Revolving Credit Commitments and the Class A-2 Revolving Credit Commitments. The aggregate Revolving Credit Commitment of all Revolving Credit Lenders as of the First Amendment Effective Date is $100,000,000.”

(n) The definition of the term “Revolving Credit Lender” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Revolving Credit Lender” means a Class A-1 Revolving Credit Lender or a Class A-2 Revolving Credit Lender.

(o) The definition of the term “Second Lien Notes” in Section 1.01 of the Credit Agreement is hereby amended by inserting at the end thereof the words “and $100,000,000 in aggregate principal amount of the Company’s 8.75% second priority senior secured notes due 2018 co-issued with DJO Finance Corporation on October 1, 2012”.

(p) The definition of the term “Term Commitment” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Term Commitment” means, as to each Term Lender, with respect to any Class of Term Loans, its obligation to make a Term Loan of such Class to the Company pursuant to Section 2.01(a) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(a) or in the Assignment and Assumption, Incremental Amendment or Refinancing Term Loan Amendment pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Term Commitments in respect of the Original Term Loans was $1,065,000,000. The aggregate amount of the Term Commitments in respect of the Tranche B-3 Term Loans on the Restatement Effective Date was $350,000,000, on the First Refinancing Term Loan Effective Date was $105,000,000, on the First Incremental Term Loan Effective Date was $25,000,000 and on the First Amendment Effective Date was $421,416,985.85.

(q) The definition of the term “Term Loans” in Section 1.01 of the Credit Agreement is hereby amended by deleting the words “, collectively, the Tranche B-1 Term Loans, the Tranche B-2 Term Loans and” therefrom.

(r) The definition of the term “Tranche B-3 Term Loan” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Tranche B-3 Term Loan” means a term loan made by a Tranche B-3 Term Lender to the Company on the Restatement Effective Date pursuant to the Amendment Agreement, on the First Refinancing Term Loan Effective Date pursuant to the First Refinancing Term Loan Amendment, on the First Incremental Term Loan Effective Date pursuant to the First Incremental Amendment or on the First Amendment Effective Date pursuant to the First Amendment. As of the First Amendment Effective Date, the Tranche B-3 Term Loans have been redesignated as Tranche B Term Loans.

(s) Section 1.01 of the Credit Agreement is hereby further amended by deleting the definitions of the terms “Specified Repayment Percentage”, “Tranche B-1 Refinancing Debt” and “Tranche B-1 Term Lender”, in each case, in their entirety.

(t) Section 2.02 of the Credit Agreement is hereby amended by adding to the end thereof a new paragraph (h) as follows:

“(h) For the avoidance of doubt, all Revolving Credit Loans under the Revolving Credit Facility will be made by each Revolving Credit Lender in accordance with its Pro Rata Share, without regard to whether such Revolving Credit Lender is a Class A-1 Revolving Credit Lender or a Class A-2 Revolving Credit Lender.”

(u) Section 2.03(h) of the Credit Agreement is hereby amended by (i) (x) deleting the words “in accordance with its Pro Rata Share”, (y) inserting the word “applicable” before the words “Applicable Rate” and (z) inserting the words “such Lender’s Pro Rata Share of” after the word “times”, in each case, in the first sentence thereof and (ii) by amending and restating the last sentence thereof as follows:

“If there is any change in any Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multipled by such applicable Applicable Rate separately for each period during such quarter that such applicable Applicable Rate was in effect.”

(v) Section 2.05(b)(v)(A) of the Credit Agreement is hereby amended by replacing the words “Restatement Effective Date, consist of the Tranche B-1 Term Loans, the Tranche B-2 Term Loans and” in the second parenthetical thereof with the words “First Amendment Effective Date, consist of”.

(w) Section 2.05(c) of the Credit Agreement is hereby amended by deleting paragraphs (i) through (iv) thereof in their entirety and replacing them with the word “[Reserved]”.

(x) Section 2.05(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(e) Repricing Protection. If, prior to the first anniversary of the First Amendment Effective Date, (i) this Agreement is amended in any manner that has the effect of reducing the Effective Yield then in effect with respect to the Tranche B-3 Term Loans (other than any waiver of default interest) or (ii) all or any portion of the Tranche B-3 Term Loans is prepaid with the proceeds of, or all or any of such Term Loans are converted into, any new or replacement tranche of, term loan Indebtedness (including any new or additional term loans incurred hereunder) that has an Effective Yield that is less than the Effective Yield of the Tranche B-3 Term Loans being prepaid or converted, then in each case, the Borrower shall pay to the Administrative Agent, (x) in the case of clause (i), for the account of each Tranche B-3 Term Lender that (A) consents to such amendment or (B) is required to assign its Tranche B-3 Term Loans, as applicable, pursuant to Section 3.07 as a result of its failure to consent to such amendment, a fee in an amount equal to 1.00% of such Lender’s Tranche B-3 Term Loans, as applicable, outstanding on the effective date of such amendment and (y) in the case of clause (ii), for the account of each Tranche B-3 Term Lender, a fee in an amount equal to 1.00% of such Lender’s Tranche B-3 Term Loans, as applicable, that are so prepaid or converted; provided that this Section 2.05(e) shall not apply to any prepayment or amendment of Tranche B-3 Term Loans made in connection with the repayment in full of all outstanding Loans and the termination of the Commitments in connection with a transaction that, when consummated, triggers or would have triggered a Change of Control.”

(y) Section 2.06(b) of the Credit Agreement is hereby amended by (i) replacing the word “and” in the second sentence thereof with a comma and (ii) inserting the words “and the Term Commitment of each Tranche B-3 Term Lender on the First Amendment Effective Date shall terminate as provided in the First Amendment” immediately before the period at the end of the second sentence thereof.

(z) Section 2.07(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“SECTION 2.07. Repayment of Loans. (a) Term Loans. The Company shall repay to the Administrative Agent for the ratable account of the applicable Term Lenders (i) on the last Business Day of each March, June, September and December, commencing with March 31, 2013, an aggregate amount equal to 0.25% of the aggregate principal amount of all Tranche B-3 Term Loans outstanding on the First Amendment Effective Date (which payments shall, in each case, be reduced as a result of, and after giving effect to, the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the applicable Maturity Date with respect to each Class of Term Loans, the aggregate principal amount of all Term Loans of such Class outstanding on such date.”

(aa) Section 2.08(a) of the Credit Agreement is hereby amended by inserting the words “Class A-2” immediately before the words “Revolving Credit Loans” in clause (iii) thereof.

(bb) Section 7.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“SECTION 7.11. Financial Covenant. Permit the Senior Secured First Lien Leverage Ratio as of the last day of any Test Period (beginning with the Test Period ending on March 31, 2013) to be greater than 4.25:1. Any provision of this Agreement that contains a requirement for the Company to be in compliance with the covenant contained in this Section 7.11 prior to the time that this covenant is otherwise applicable shall be deemed to require that the Senior Secured First Lien Leverage Ratio for the applicable Test Period not be greater than 4.25:1.00.”

(cc) Section 10.07 of the Credit Agreement is hereby amended by inserting a new paragraph (m) immediately following paragraph (l) thereof as follows:

“(m) Notwithstanding anything to the contrary contained in this Agreement, any Lender may assign all or a portion of its Term Loans in connection with any primary syndication of such Term Loans relating to any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to cashless settlement mechanisms approved by the Borrower, the Administrative Agent, the assignor Lender and the assignee of such Lender.”

(dd) From and after the First Amendment Effective Date and immediately following the consummation of the transactions contemplated hereby, the Tranche B-3 Term Loans (including the Additional Tranche B-3 Term Loans made pursuant to this Agreement) shall be redesignated as “Tranche B Term Loans”, and the Tranche B-3 Term Lenders shall be redesignated as “Tranche B Term Lenders”, in each case for all purposes of the Credit Agreement and the other Loan Documents and (unless the context shall otherwise require, including in the case of the definitions of the terms “Tranche B-3 Term Lender” and “Tranche B-3 Term Loan”), each reference therein to the Tranche B-3 Term Loans or the Tranche B-3 Term Lenders shall instead refer to the Tranche B Term Loans or the Tranche B Term Lenders, respectively.

SECTION 6. Representations and Warranties. To induce the other parties hereto to enter into this Agreement, Holdings, the Company and each other Loan Party represents and warrants to each of the Lenders and the Administrative Agent that at the time of and immediately after giving effect to this Agreement and the transactions contemplated hereby: (a) the representations and warranties of the Company and each other Loan Party set forth in Article V of the Credit Agreement or in any other Loan Document are true and correct in all material respects on and as of the date hereof, except for such representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects on such earlier date; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates and (b) no Default exists or would result from the consummation of the transactions contemplated hereby, including the borrowing of the Refinancing Term Loans or the application of proceeds thereof.

SECTION 7. Other Agreements. (a) The parties hereto hereby agree that this Agreement shall constitute the notice with respect to the establishment of Refinancing Term Loans required pursuant to Section 2.15(a) of the Credit Agreement, and the Administrative Agent hereby waives compliance with the requirements with respect to the date on which such notice was required to be delivered pursuant thereto.

(b) The parties hereto hereby acknowledge and agree that (i) as of the First Amendment Effective Date, the acquisition of Exos Corporation by DJO, LLC on December 28, 2012 shall be deemed to be a Permitted Acquisition made pursuant to Section 7.02(i) of the Credit Agreement and shall no longer constitute an investment made pursuant to Section 7.02(n) thereof and (ii) no certification pursuant to Section 7.02(i) shall be required in connection therewith.

SECTION 8. Effectiveness. This Agreement shall become effective as of the date (the “First Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

(a) the Administrative Agent (or its counsel) shall have received counterparts of this Agreement that, when taken together, bear the signatures of (i) Holdings, (ii) the Company, (iii) each Subsidiary Guarantor, (iv) each Refinancing Term Lender, (v) the Required Lenders, (vi) each Repricing Tranche B-3 Term Lender and (vii) each Repricing Revolving Credit Lender;

(b) the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party and the authorization of this Agreement, the borrowing of the Refinancing Term Loans and the other transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent;

(c) the Administrative Agent shall have received a favorable legal opinion, dated as of the First Amendment Effective Date and addressed to the Administrative Agent and the Lenders from each of (A) Simpson Thacher & Bartlett LLP, New York counsel to the Loan Parties, (B) Faegre Baker Daniels LLP, Minnesota counsel to certain Loan Parties, (C) Rice Silbey, Reuter & Sullivan, LLP, Nevada counsel to certain Loan Parties, (D) Reinhart Boerner Van Deuren s.c., Wisconsin counsel to certain Loan Parties and (E) Moore & van Allen, North Carolina counsel to certain Loan Parties;

(d) (i) The Administrative Agent shall have received (x) a Loan Notice with respect to the Refinancing Term Loans setting forth the information specified in Section 2.02 of the Credit Agreement and (y) a notice of prepayment with respect to the prepayment of the Tranche B-2 Term Loans and the Non-Repriced Tranche B-3 Term Loans required to be made pursuant to Section 2.05(d) of the Credit Agreement (the “Term Loan Prepayment”) and (ii) substantially contemporaneously with the other transactions contemplated hereby, the Company shall have made the Term Loan Prepayment and shall have paid all amounts required to be paid by it in connection therewith;

(e) Both before and after giving effect to this Agreement and the borrowing of the Refinancing Term Loans on the First Amendment Effective Date, each of the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement shall be satisfied (it being understood that all references to “the date of such Credit Extension” or similar language in Section 4.02 of the Credit Agreement shall be deemed to refer to the First Amendment Effective Date), and the Administrative Agent shall have received a certificate, dated the First Amendment Effective Date and signed by the chief financial officer of the Company, certifying as to the foregoing;

(f) The Administrative Agent and the Lenders shall have received, to the extent reasonably requested at least five Business Days prior to the First Amendment Effective Date, all documentation and other information with respect to the Company and the other Loan Parties under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and

(g) the Administrative Agent shall have received payment of all fees and other amounts due and payable on or prior to the First Amendment Effective Date and to the extent invoiced at least one Business Day prior to the First Amendment Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket costs and expenses required to be reimbursed or paid by the Company hereunder or any other Loan Document.

The Administrative Agent shall notify the Company and the Lenders of the First Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 9. Reaffirmation of Guaranty and Security. The Company and each other Loan Party, by its signature below, hereby (a) agrees that, notwithstanding the effectiveness of this Agreement, the Collateral Documents continue to be in full force and effect and (b) affirms and confirms its guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets as Collateral to secure such Obligations, all as provided in the Collateral Documents as originally executed, and acknowledges and agrees that such guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, such Obligations under the Credit Agreement and the other Loan Documents, including the Repriced Tranche B-3 Term Loans, the Repriced Revolving Credit Commitments and the extensions of credit thereunder, the Additional Tranche B-3 Term Commitments and the Additional Tranche B-3 Term Loans.

SECTION 10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile transmission or other electronic transmission (i.e. a “pdf” or “tif”) of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart hereof. The Administrative Agent may also require that any such documents and signatures delivered by facsimile transmission or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile transmission or other electronic transmission.

SECTION 11. Governing Law; Jurisdiction; Waiver of Jury Trial. The provisions of Section 10.17 and 10.18 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

SECTION 12. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

SECTION 13. No Novation; Effect of this Agreement. This Agreement shall not extinguish the Obligations for the payment of money outstanding under the Credit Agreement or discharge or release the lien or priority of any Loan Document or any other security therefor or any guarantee thereof, and the liens and security interests existing immediately prior to the First Amendment Effective Date in favor of the Collateral Agent for the benefit of the Secured Parties securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations. Except as expressly provided, nothing herein contained shall be construed as a substitution or novation, or a payment and reborrowing, or a termination, of the Obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Agreement or any other document contemplated hereby shall be construed as a release or other discharge of the Company under the Credit Agreement or the Company or any other Loan Party under any Loan Document from any of its obligations and liabilities thereunder, and except as expressly provided, such obligations are in all respects continuing with only the terms being modified as provided in this Agreement. The Credit Agreement and each of the other Loan Documents shall remain in full force and effect, until and except as modified. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Agreement shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. This Agreement shall constitute a Refinancing Term Loan Amendment and a Loan Document for all purposes of the Credit Agreement. Each Guarantor further agrees that nothing in the Credit Agreement, this Agreement or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendment to the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date and year first above written.

DJO FINANCE LLC

By
Name:	Vickie L. Capps
Title:	Executive Vice President & Chief Financial Officer

DJO HOLDINGS LLC

By
Name:	Vickie L. Capps
Title:	Executive Vice President & Chief Financial Officer

DJO FINANCE CORPORATION DJO, LLC ENCORE MEDICAL PARTNERS, LLC ENCORE MEDICAL GP, LLC EMPI, INC. ENCORE MEDICAL ASSET CORPORATION ELASTIC THERAPY, LLC RIKCO INTERNATIONAL, LLC

By
Name:	Vickie L. Capps
Title:	Executive Vice President & Chief Financial Officer

ENCORE MEDICAL L.P. Encore Medical GP, LLC

By
Name:	Vickie L. Capps
Title:	Executive Vice President & Chief Financial Officer

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent, as Additional Tranche B-3 Term Lender and as Repricing Revolving Credit Lender

By
Name:
Title:

By
Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 1 AND REFINANCING TERM LOAN AMENDMENT NO. 2 DATED AS OF THE DATE FIRST WRITTEN ABOVE TO THE

DJO FINANCE LLC CREDIT AGREEMENT

The undersigned Tranche B-3 Term Lender Lender, by executing this signature page as a Repricing Tranche B-3 Term Lender, agrees to the terms of this Agreement and consents to all of the amendments to the Credit Agreement effected hereby, including the amendments to the terms thereof setting forth the rate of interest applicable to its Tranche B-3 Term Loans.

Name of Repricing Tranche B-3 Term Lender:

by
Name:
Title:

For any Repricing Tranche B-3 Term Lender requiring a second signature line:

by
Name:
Title:

SCHEDULE I

Additional Tranche B-3 Term Commitments

Additional Tranche B-3 Term Lender	Additional Tranche B-3 Term Commitment
Credit Suisse AG, Cayman Islands Branch	$421,416,985.85

TOTAL	$421,416,985.85